EXHIBIT 32.1

                  CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER

      Pursuant to 18 U.S.C. ss. 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of World Waste Technologies, Inc. (the "Company") hereby certifies that based on his knowledge:

                  (i) the Annual Report on Form 10-KSB of the Company for the
            fiscal year ended December 31, 2005 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

                  (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered by this report.

Date: March 31, 2005                   /s/ Thomas L. Collins
                                       -----------------------------------------
                                       Name: Thomas L. Collins
                                       Title: Chief Executive Officer

      A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request. The foregoing certification is being furnished to the Securities and Exchange Commission as an exhibit to the Form 10-KSB and shall not be considered filed as part of the Form 10-KSB.